Exhibit 23 (i)

GREENBERG TRAURIG, LLP

2700 Two Commerce Square

2001 Market Street

Philadelphia, PA 19103

Phone: (215) 988-7800

Facsimile: (215) 988-7801

February 22, 2008

Dreman Contrarian Funds

c/o Unified Fund Services, Inc.

2960 North Meridian Street, Suite 300

Indianapolis, Indiana 46208

Re:	Dreman Contrarian Funds – Shares of Beneficial Interest

Ladies and Gentlemen:

We have been asked to provide to Dreman Contrarian Funds, a statutory trust organized under the laws of the State of Delaware on July 31, 2007 (the “Trust”), an opinion with respect to shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with this opinion, we have examined the Certificate of Trust, the Agreement and Declaration of Trust of the Trust, the By-Laws of the Trust and the resolutions adopted by the Trust’s Board of Trustees organizing the business of the Trust and authorizing the issuance of shares to the public, all as amended to date, and the various pertinent Trust proceedings we deem material. We have also examined the Notification of Registration and the registration statements filed by the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act, all as amended to date, as well as other items we deemed material to this opinion.

The Trust is authorized by its Agreement and Declaration of Trust to issue an unlimited number of shares of beneficial interest (the “Shares”) with no par value per share. The Agreement and Declaration of Trust designates, or authorizes the Trustees to designate, one or more series of Shares, and to designate separate classes of shares within the same series. The Agreement and Declaration of Trust also empowers the Trustees to designate any additional series or classes and to allocate Shares to such series or classes. Currently, the Trust is authorized to offer Shares of the following series, and classes within such series:

Series and Classes	Series and Classes
Series A (Dreman Contrarian Large Cap Value Fund) Retail Class Shares	Series D (Dreman Quantitative Large Cap Value Fund) Retail Class Shares
Series B (Dreman Contrarian Mid Cap Value Fund) Retail Class Shares	Series E (Dreman Quantitative Mid Cap Value Fund) Retail Class Shares
Series C (Dreman Contrarian Small Cap Value Fund) Retail Class Shares Institutional Class Shares	Series F (Dreman Quantitative Small Cap Value Fund) Retail Class Shares
Series G (Dreman Contrarian All Cap Value Fund) Retail Class Shares	Series H (Dreman Contrarian SMID Cap Value Fund) Retail Class Shares
Series I (Dreman Contrarian International Value Fund) Retail Class Shares

The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of Shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust will, from year to year, timely file a Notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by the Trust during each fiscal year during which such registration of an indefinite number of Shares remains in effect.

You have also informed us that the Shares of the Trust will be sold in accordance with the Trust’s usual method of distributing its registered Shares, under which prospectuses are made available for delivery to offerees and purchasers of such Shares in accordance with Section 5(b) of the Securities Act.

This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of Shares of the Trust remains effective, the authorized Shares of the series and classes identified above, when issued for the consideration set by the Trustees pursuant to the Agreement and Declaration of Trust, and subject to compliance with Rule 24f-2, will be validly issued, fully paid and non-assessable by the Trust, and the holders of such Shares will have all the rights provided for with respect to such holding by the Agreement and Declaration of Trust and the laws of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A.